UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 22, 2019

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Real Estate Purchase Contracts with David Chymiak, LLC

On March 28, 2019, the Company closed on the sale of its property, located at 2675 E. 28th Street, Sedalia, Missouri 65301, to David Chymiak LLC for a cash purchase price of $1.35 million pursuant to the terms contained in the Purchase and Sale Agreement dated as of March 22, 2019, as amended on March 28, 2019.  David Chymiak, LLC is a company controlled by David Chymiak, the Company’s Chief Technology Officer, Board member and a substantial shareholder.  This property houses the Company's Comtech Services business.

On March 22, 2019, the Company entered into an Agreement for the Purchase and Sale of Real Estate in which David Chymiak LLC agreed to purchase the Company's property located at 375 Ivyland Road, Warminster, PA 18974.  This property houses the Company's NCS Industries business.  This agreement provides for a purchase price of $725,000 for the Warminster, Pennsylvania property, which will be paid 80% in cash upon closing, with the remainder due at the earlier of either the closing of the Cable TV segment sale or six months.  Subject to title review and other customary provisions, closing is scheduled before the end of April, 2019.

The proceeds from both sales will be credited to the purchase price and down payment required under the Stock Purchase Agreement dated December 26, 2018, relating to the sale of Cable TV, contingent upon the shareholders vote in favor of the sale of the Cable TV segment, which is anticipated to occur in the third fiscal quarter of 2019.

Pursuant to the terms of both of the agreements, at closing, the Company’s subsidiaries, ADDvantage Technologies Group of Missouri, Inc. (“Comtech”) and NCS Industries, Inc. (“NCS”), will each enter into ten year leases with David Chymiak LLC whereby Comtech and NCS will lease the properties from David Chymiak LLC for a monthly rent of $10,687.50 and monthly rent of $5,739.58, respectively.  Comtech and NCS, as tenants, will be responsible for most ongoing expenses related to the properties, including property tax, insurance and maintenance.

The sale of both of the properties to David Chymiak LLC was unanimously approved by all of the directors of the Company, except Mr. Chymiak, who abstained from the vote.  Proceeds from the sale are intended to be used by the Company to assist with our integration efforts related to the recent acquisition of Fulton Technologies, Inc. as well as working capital requirements for our Telco segment.

A copy of the Agreements for the Purchase and Sale of Real Estate and related Addendums are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, and are incorporated by reference into this Item 1.01 as though fully set forth herein.  The foregoing description of the Agreements for the Purchase and Sale of Real Estate and related Addendums are qualified in its entirety by reference to the full text of documents.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Incorporated by reference in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:
Exhibit 10.1 Exhibit 10.2 Exhibit 10.3 Exhibit 10.4 Exhibit 10.5 Exhibit 99.1

Agreement for the Purchase and Sale of Real Estate (Sedalia) to David Chymiak.

Addendum to Agreement for the Purchase and Sale of Real Estate (Sedalia).

First Addendum to Agreement for Purchase and Sale of Real Estate.

Agreement for the Purchase and Sale of Real Estate (Warminster) to David Chymiak.

Addendum to Agreement for the Purchase and Sale of Real Estate (Warminster).

Press Release dated March 29, 2019, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDVANTAGE TECHNOLOGIES GROUP, INC.

Date: March 29, 2019

By: /s/ Scott Francis
Scott Francis
Vice-President & Chief Accounting Officer

Exhibit Index

Exhibit Number	Description
10.1 10.2 10.3 10.4 10.5 99.1
Agreement for the Purchase and Sale of Real Estate (Sedalia) to David Chymiak

Addendum to Agreement for the Purchase and Sale of Real Estate (Sedalia)

First Addendum to Agreement for Purchase and Sale of Real Estate

Agreement for the Purchase and Sale of Real Estate (Warminster) to David Chymiak

Addendum to Agreement for the Purchase and Sale of Real Estate (Warminster)

Press Release dated March 29, 2019, issued by the Company